Exhibit 10.1
WEBSIDESTORY, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
(Amended as of April 20, 2005 and September 28, 2006)
     Certain non-employee members of the board of directors (the “Board”) of WebSideStory, Inc. (the “Company”) are eligible to receive (x) cash compensation as set forth in Section 7 below and (y) equity compensation following the first date upon which the Company’s common stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system (the “Public Trading Date”) as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The option grants described in this Policy will be made automatically, and without further action of the Board, to each non-employee director who may be eligible to receive such options unless such non-employee director declines the receipt of such options by notice to the Company. This Policy will remain in effect until it is revised or rescinded by further action of the Board.
     The options described below will be granted under and will be subject to the terms and provisions of the Company’s 2004 Equity Incentive Award Plan (the “2004 Plan”). The options described below will be granted subject to the execution and delivery of option agreements, including attached exhibits, in substantially the same forms previously approved by the Board, setting forth the vesting schedule applicable to such options and such other terms as may be required by the 2004 Plan.
     All share numbers set forth in this Policy give effect to the reverse stock split to be implemented by the Company in connection with its initial public offering.
          1. Eligibility. All non-employee members of the Board will be eligible to receive cash and options as described in this Policy. The Board, in its sole discretion, will determine whether a non-employee director is eligible for an option grant pursuant to this Policy.
          2. Initial Options. (i) A person who is a non-employee director as of the Public Trading Date and who does not hold any options to purchase shares of the Company’s common stock on such date shall be eligible to receive a non-qualified stock option to purchase 35,000 shares of common stock (subject to adjustment as provided in the 2004 Plan) on the Public Trading Date, and (ii) a person who is initially elected to the Board following the Public Trading Date and who is a non-employee director at the time of such initial election, will be eligible to receive a non-qualified stock option to purchase 35,000 shares of the Company’s common stock (subject to adjustment as provided in the 2004 Plan) on the date of such initial election (each, an “Initial Option”).
          3. Subsequent Options. Once any person who is a non-employee director becomes fully vested in his or her outstanding option grants (including a non-employee director serving on the Board as of the Public Trading Date who does not receive an Initial Option and any non-employee director who becomes eligible to receive options under this Policy pursuant to paragraph 4 below), he or she will be eligible to receive a non-qualified stock option to purchase 35,000 shares of the Company’s common stock (subject to adjustment as provided in the 2004 Plan) on the first day after his or her outstanding option grants become fully vested (each, a “Subsequent Option”); provided, however, that a Subsequent Option will not be granted in the event a non-employee director’s outstanding option grants become fully vested in connection with a Change in Control (as defined in the 2004 Plan), the non-employee director’s termination of service as a member of the Board or as a result of another non-recurring transaction, in each case as determined by the Board in its sole discretion.
          4. Options to Audit Committee Chairman. (i) The person who is serving as the chairman of the audit committee of the Board as of April 20, 2005 will be eligible to receive a non-qualified stock option to purchase 20,000 shares of the Company’s common stock (subject to adjustment as provided in the 2004 Plan) on such date, and (ii) a person who is initially elected to serve as the chairman of the audit committee of the Board following April 20, 2005 will be eligible to receive a non-qualified stock option to purchase 20,000 shares of the Company’s common stock (subject to adjustment as provided in the 2004 Plan) on the date of such initial election, which option shall be in addition to any option granted to such person pursuant to paragraph 2 above. Once any option pursuant to this paragraph 4 becomes fully vested, if the person holding such option is still serving as the chairman of the audit committee of the Board on such date, he or she will be eligible to receive a non-qualified stock option to purchase 20,000 shares of the Company’s common stock (subject to adjustment as provided in the 2004 Plan) on the first day after his or her outstanding option granted pursuant to this paragraph 4 becomes fully vested; provided, however, that no option will be granted in the event a non-employee director’s outstanding option granted pursuant to this paragraph 4 becomes fully vested in connection with a Change in Control (as defined in the 2004 Plan), the non-employee director’s termination of service as a member of the Board or as a result of another non-recurring transaction, in each case as determined by the Board in its sole discretion.
          5. Retirement of Employee Directors. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will be eligible to receive, after retirement from employment with the Company, options as described in paragraph 3 above and cash compensation as described in paragraph 7 below.
          6. Terms of Options Granted to Non-Employee Directors.
               (a) Exercise Price. The per share price of each option granted to a non-employee director pursuant to this Policy will equal 100% of the fair market value of a share of the Company’s common stock on the date the option is granted (as determined under the 2004 Plan).
               (b) Vesting. Options granted to non-employee directors pursuant to this Policy will become vested and exercisable as follows: 25% of the total number of shares subject to each option (rounded down to the nearest whole share) will vest on the one year anniversary of the date of grant and 1/48th of the total number of shares subject to each option (rounded down to the nearest whole share) will vest in equal monthly installments on each monthly anniversary of the date of grant thereafter, such that each option will be 100% vested on the fourth anniversary of its date of grant, subject to a director’s continuing service on the Board through such dates. The term of each option granted to a non-employee director pursuant to this Policy will be ten years from the date the option is granted. No portion of an option granted pursuant to this Policy which is unexercisable at the time of a non-employee director’s termination of membership on the Board will thereafter become exercisable.
          7. Cash Compensation to Non-Employee Directors.
               (a) Effective as of the quarter ended September 30, 2006, the Company will pay to each non-employee director $25,000 annually, and each such non-employee director will also be eligible to receive additional cash payments of (x) $10,000 annually for serving as the chair of (i) the Audit Committee, (ii) the Compensation Committee or (iii) the Nominating/Corporate Governance Committee and (y) $5,000 annually for being a member (other than the chair) of (i) the Audit Committee, (ii) the Compensation Committee or (iii) the Nominating/Corporate Governance Committee, provided that in no event will any non-employee director be eligible to receive more than $35,000 in a calendar year for such board and committee service.
               (b) Such amounts will be paid by the Company to each non-employee director quarterly in arrears, provided that a non-employee director will not be eligible to receive such payments unless such non-employee director was a member of the board or a committee for the entire quarter, as applicable.

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